Exhibit 10.2

                                LEASE AGREEMENT
                                ---------------

This lease is made on this the 1st day of June, 2003, between Harry Geller, LESSOR (landlord) and Jack Pilger, LESSEE (tenant).

For and in consideration of the prompt payment of the rents and the exact performance of the covenants contained herein, on the part of the said Lessee, and in the manner hereinafter specified, said Lessor does hereby lease, to Lessee, and Lessee hereby hires from Lessor that certain commercial property situated at 707 Bienville Boulevard, Ocean Springs, MS 39564 known as the west 1/2 of the second floor of the building constituting a self-contained suite of offices and approximately 1/3 of the storage space in the garage area of the first floor. The term shall be for 7 months commencing on the 1st day of June, 2003, and ending on the 31st day of December, 2003. The total rent or sum of $10,500.00, payable monthly in advance in equal monthly payments of $ 1,500.00 on the 1st day of each and every calendar month.

Lessee does hereby promise and agree to pay to Lessor the said rent, herein reserved in the manner herein specified, and not to let or sublet the whole or any part of said premises, nor to assign this lease, and not to make or suffer any alteration to be made therein without the written consent of Lessor.

It is further agreed, that Lessor shall not be called upon to make any improvements or repairs whatsoever upon the said premises, or any part thereof, but Lessee agrees to keep the same in good order and condition at his own expense.

Lessee waives all claims against Lessor for damages to his personal property or for injuries to persons on or about the premises from any cause arising any time. Lessee will indemnify Lessor on account of any damage or injury to any person, arising from the use of the premises by Lessee, or arising from the failure of Lessee to keep the premises in good condition as provided herein. Lessee agrees to pay for all damage to the building, as well as all damage or injury suffered by tenants or occupants thereof caused by misuse or neglect of the premises by Lessee.

Furthermore, Lessee agrees to pay all utility bills for his office suite.

Lessee hereby tenders $1,500.00 as first month's rent. (This may have already been received).


Signed /s/ Harry Geller                                     /s/ John J. Pilger
            Lessor                                              Lessee


Prepared by:
William Kulick, Esq.
KULICK & ASSOCIATES, P.C.
707 Bienville Boulevard
Ocean Springs, MS  39564
(228) 872-5026



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